                                                                    EXHIBIT 1(a)

                              DECLARATION OF TRUST

                                       OF

                         VAN KAMPEN MERRITT PENNSYLVANIA
                          VALUE MUNICIPAL INCOME TRUST

                  DECLARATION OF TRUST made as of December 21, 1992, by the undersigned (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the "Trustees"), and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided;

                  WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto;

                  WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Pennsylvania common law trust in accordance with the provision hereinafter set forth; and

                  WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferrable shares of beneficial interest, as hereinafter provided;

                  NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

                                   ARTICLE I

             NAME, PRINCIPAL OFFICE, RESIDENT AGENT AND DEFINITIONS

                  Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the "Van Kampen Merritt Pennsylvania Value Municipal Income Trust" (the "Trust").

                  The post office address of the principal office of the Trust is One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

                  Section 1.2 Definitions. Wherever they are used herein, the following terms have the following respective meanings:

                       (a) "By-Laws" means the By-Laws referred to in Section
3.8 hereof, as from time to time amended.


                       (b) The terms "Commission," "Interested Person" and "Majority Shareholder Vote" the 67% or 50% requirement of the third sentence of section 2(a)(42) of the 1940 Act, whichever may be applicable) have the meanings given them in the 1940 Act.

                       (c) "Common Shareholder" means a record owner of outstanding Common Shares.


                       (d) "Common Shares" means the common shares of beneficial interest in the Trust as described in Section 6.1 hereof and includes fractions of Common Shares as well as whole Common Shares.

                       (e) "Custodian" means any person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

                       (f) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

                       (g) "Investment Adviser" means a party furnishing services to the Trust pursuant to the contract described in Section 4.1 hereof.

                       (h) The "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

                       (i) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

                       (j) "Preferred Shareholder" means a record owner of outstanding Preferred Shares.

                       (k) "Preferred Shares" means the preferred shares of beneficial interest in the Trust as described in Section 6.1 hereof and includes fractions of Preferred Shares as well as whole Preferred Shares.

                       (l) "Shareholder" means a record owner of outstanding Shares.

                       (m) "Shares" means the units of beneficial interest in the Trust as described in Section 6.1 hereof and includes fractions of Shares as well as whole Shares.

                       (n) "Transfer Agent" means a party furnishing services to the Trust pursuant to the contract described in Section 4.3 hereof.

                       (o) The "Trust" means the trust created hereby.

                       (p) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

                       (q) The "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereto, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                       (r) "Underwriters" means the parties, other than the Trust, to the contract described in Section 4.2 hereof.

                                   ARTICLE II

                                    TRUSTEES

                  Section 2.1 Number of Trustees. The number of Trustees shall initially be three (3), and after a registration statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have been filed, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that, following the date such registration statement shall have become effective (the "effective date"), the number of Trustees shall in no event be less than three (3) nor more than eleven (11), except as such number shall be increased in connection with the rights of the holders of the Preferred Shares to elect a majority of the Trustees, as provided for in Section 2.2 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of the decrease. A Trustee shall be an individual at least 21 years of age who is not under a legal disability. Trustees need not own Shares and may succeed themselves in office. The three (3) initial Trustees shall be:

                           Scott E. Martin
                           One Parkview Plaza
                           Oakbrook Terrace, Illinois 60181

                           Edward C. Wood, III
                           One Parkview Plaza
                           Oakbrook Terrace, Illinois 60181

                           John L. Sullivan
                           One Parkview Plaza
                           Oakbrook Terrace, Illinois 60181

                  Section 2.2 Term of office of Trustees. The Board of Trustees shall be divided into three classes. The number of Trustees in each class shall be as nearly equal as practicable, as determined from time to time by resolution of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date. The term of office of the second class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof. The term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms in office expire. Subject to the rights of the Preferred Shareholders, the Trustees shall be elected by the Common Shareholders owning of record a plurality of the Common Shares voting as a class at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this Article; provided, however, that the Preferred Shareholders owning of record a plurality of the Preferred Shares voting as a class at an annual meeting of the Shareholders or special meeting in lieu thereof called for such purpose, shall elect at least two (2) Trustees at all times, and, provided further, that the Preferred Shareholders owning of record a plurality of the

Preferred Shares voting as a class shall elect at least a majority of the Trustees, which number of Trustees shall be increased appropriately in order to effectuate such rights after giving effect to resignations of Trustees, if (i) at any time the dividends on the Preferred Shares shall be unpaid in an amount equal to two (2) full years dividends on the Preferred Shares, with such representation to continue until all dividends in arrears shall have been paid or otherwise provided for, or (ii) pursuant to the designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares as determined in accordance with Section 6.1 hereof. The election of appointment of a Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Declaration. Each Trustee elected shall hold office until his successor shall have been elected and shall have qualified; except that (a) any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, at any time by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective provided, however, that the Trustees elected by any one class of shares shall have no power to so remove any Trustees elected by another class of Shares); (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retried by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding shares of the class or classes of shares of beneficial interest that elected such Trustee. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

                  Section 2.3 Resignation and Appointment of Trustees. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, declination, resignation, removal, retirement, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. An appointment of a Trustee may be made by a majority of the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

                  Section 2.4 Vacancies. The death, declination, resignation, retirement, removal, bankruptcy, adjudicated incompetence or incapacity to perform the duties of a Trustee, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration, subject to the rights of the holders of the Preferred Shares to elect a Trustee to fill such vacancy in accordance with the terms and provisions hereof. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

                  Section 2.5 Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided. Nothing in this Section 2.5 shall apply to, or limit the ability of any Trustee to grant any power of attorney for the purpose of executing any registration statement filed with the Commission, or amendment thereto, relating to Shares.

                  Section 2.6 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

                  Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

                  With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

                  Section 2.7 Officers. The Trustees shall annually elect a President, a Secretary and a Treasurer and may elect a Chairman. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

                                  ARTICLE III

                               POWERS OF TRUSTEES

                  Section 3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the affairs of the Trust and maintain offices both within and without the Commonwealth of Pennsylvania, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

                  The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

                  Section 3.2 Investments. (a) The Trustees shall have the power, subject to subsection (c) herein:

                          (i) to operate the Trust as an investment company, and exercise all of the powers necessary or appropriate to the conduct of such operations;

                          (ii) to subscribe for, invest in, hold for investment, or reinvest in, securities, including common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality;

                          (iii) to acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend, to write (or sell) and purchase put and call options on any such securities and to pledge any such securities and repurchase agreements;

                          (iv) to exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements;

                          (v) to acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including futures contracts and options thereon, cash, and any interest therein;

                          (vi) to borrow money or otherwise obtain credit and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property;

                          (vii) to aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all other contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm; and

                          (viii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

                  The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

                       (b) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                       (c) The Trust will not seek capital gain or appreciation but may sell securities held in its portfolio and, as a result, realize capital gain or loss. Sales of portfolio securities will be made for the following purposes: in order to dispose of investments that the Adviser believes are not consistent with the preservation of the capital or the tax status of the Trust; to obtain cash for any open market purchases of, or any tender offers for, Common Shars which may be made by the Trust; to negate gains from discount purchases of Pennsylvania municipal securities; to reinvest the earnings from portfolio securities; or to defray normal administrative expenses.

                  Section 3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  Section 3.4 Issuance and Purchase of Securities. The Trustees shall have the power to issue, sell, purchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and subject to the provisions set forth in Articles VI, VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Common Shares or Preferred Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania.

                  Section 3.5 Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is not prohibited by laws of the Commonwealth of Pennsylvania and the 1940 Act.

                  Section 3.6 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

                  Section 3.7 Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

                  Section 3.8 Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-laws to the extent such power is not reserved to the Shareholders.

                  Notwithstanding the foregoing provisions of this Section 3.8 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

                  Section 3.9 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees in accordance with the provisions of Section 2.2 above or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Common Shareholders and Preferred Shareholders, Trustees, Officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit sharing, Share purchase and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust; (f) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civil or similar purposes; (g) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Investment Adviser, Underwriter, Transfer Agent, Custodian and selected dealers to such extent as the Trustees shall determine; (h) guarantee indebtedness or contractual obligations of others; (i) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (j) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  Section 3.10 Principal Transactions. Except in transactions permitted by the 1940 Act or rules and regulations adopted by the Commission, or any order of exemption issued by the Commission, the Trustees shall not, on behalf of the Trust, buy any securities (other than Common or Preferred Shares) from or sell any securities (other than Common or Preferred Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Underwriter or Transfer Agent or with any Interested Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian.

                                   ARTICLE IV

               INVESTMENT ADVISER, UNDERWRITER AND TRANSFER AGENT

                  Section 4.1 Investment Adviser. Subject to a Majority Shareholder Vote of both the Common Shareholders and the Preferred Shareholders voting without regard to class, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby a party to such a contract shall undertake to furnish the Trust such administrative, management, investment advisory, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loan or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

                  Section 4.2 Underwriter. The Trustees may in their discretion enter into a contract providing for the sale of shares of beneficial interest of the Trust whereby the Trust may either agree to sell such Shares to the other parties to the contact or appoint such other party the underwriter for such Shares. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this
Article IV or the By-laws; and such contract may also provide for the sale of Shares by such other parties as principal or as agent of the Trust and may provide that such other party may enter into agreements with registered securities dealers to further the purpose of the distribution of such Shares.

                  Section 4.3 Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and Shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and Shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration or the By-laws. Such services may be provided by one or more Persons.

                  Section 4.4 Parties to Contract. Any contract of the character described in Section 4.1, 4.2 or 4.3 of this Article IV or any Custodian contract, as described in the By-laws, may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, Shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be disqualified from voting upon or executing any such contract; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2 and 4.3 above or custodian contracts, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.

                  Section 4.5 Compliance with 1940 Act. Any contract entered into pursuant to Sections 4.1 and 4.2 shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                                   ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

                  Section 5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

                  Section 5.2 Non-Liability of Trustees, etc. Subject to Section 5.3(b) below, no Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee or agent thereof for any action or failure to act (including without limitation the failure to compel in any way a former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of his office.

                  Section 5.3 Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

                       (i) every person who is or has been a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                       (ii) the words "claim," "action," "suit," or "proceeding shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  (b) No indemnification shall be provided hereunder to a Trustee or officer:

                       (i) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                       (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust;

                       (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) or
     (b)(ii) resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his officer by the court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

                                    (A) by vote of a majority of the
                  Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                                    (B) by written opinion of independent legal
                  counsel.

                  (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a Person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators, and assigns of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

                  (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph
(a) of this Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either

                       (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

                       (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

                  As used in this Section 5.3, a "Disinterested Trustee" is one
(i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.


                  Section 5.4 No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

                  Section 5.5 No Duty of Investigation; Notice in Trust Instruments, etc., No purchaser, lender, transfer agent or other Person dealing with the Trustee or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustee or by said officer, employee or agent or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Common Share or Preferred Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Common Share or Preferred Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually. The Trustees shall seek diligently at all times to maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

                  Section 5.6 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

                  Section 6.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest with par value of $.01 per share (the "Shares"). The Board of Trustees of the Trust may authorize separate classes of shares together with such designations and powers, preferences and rights, qualifications, limitations and restrictions as may be determined from time to time by the Board of Trustees. The number of shares of beneficial interest authorized hereunder is unlimited. All shares issued hereunder including, without limitation, shares issued in connection with a dividend in shares or a split of shares, shall be fully paid and non-assessable.

                  Pursuant to the powers vested in the Board of Trustees by this
Section 6.1, the Board of Trustees hereby authorizes the issuance of an unlimited number of Common Shares of beneficial interest, par value $.01 per share (the "Common Shares") together with 100,000,000 shares of beneficial interest, par value of $.01 per share (the "Preferred Shares")

                  The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Shares are as set forth in this Declaration of Trust.

                  The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares are as follows:

                  The Preferred Shares shall be issued from time to time in one or more series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares; (iv) may have such preferences or other rights upon the dissolution of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Trust, at such price or prices or at such rates of exchange and with such adjustments; (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Board of Trustees pursuant to authority so to do which is hereby expressly vested in the Board; and are as further set out in this Declaration of Trust.

                  Section 6.2 Rights of Shareholders. The ownership to the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer any assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any class or series of Shares.

                  Section 6.3 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners and members of a joint stock association.

                  Section 6.4 Issuance of Shares. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares or any class or series into a greater or lesser number of such series without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

                  Section 6.5 Register of Shares. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Common Shares and Preferred Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Common Shareholders and Preferred Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

                  Section 6.6 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or register nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

                  Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees not any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

                  Section 6.7 Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

                  Section 6.8 Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 6.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

                  Section 6.9 Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof,
(ii) with respect to any investment advisory or management contract as provided in Section

4.1, (iii) with respect to termination of the Trust as provided in Section 9.2,
(iv) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3, (v) with respect to any merger, consolidation, conversion or sale of assets as provided in Sections 9.4, 9.5, and 9.7, (vi) with respect to incorporation of the Trust to the extent and as provided in
Section 9.5, (vii) to the same extent as the stockholders of a Pennsylvania business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (viii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable and (ix) with respect to those matters set forth in the designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares, as determined in accordance with Section 6.1 hereof. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders votes and meetings and related matters.

                                  ARTICLE VII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

                  The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Trustees such bases and times for determining the per share net asset value of the Common Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.

                                  ARTICLE VIII

                                   CUSTODIANS

                  The Trustee shall at all times employ one or more custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the Trust. If so directed by a Majority Shareholder vote of each the Common Shares and the Preferred Shares voting as separate classes, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

                  The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such subcustodian shall meet the qualifications for custodians contained in the 1940 Act.

                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

                  Section 9.1 Duration. Subject to possible termination in accordance with the other provisions of Article IX hereof, the Trust created hereby shall continue until the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following named persons:

Name                                Address                   Date of Birth
----                                -------                   -------------
Allison Joy Nyberg                  419 Deepwood Court        April 17, 1982

                                    Naperville, IL 60540

Peter Andrew Nyberg                 419 Deepwood Court        May 15, 1984

                                    Naperville, IL 60540

Erika Ann Nyberg                    419 Deepwood Court        May 8, 1987

                                    Naperville, IL 60540

Warren Bradley Wetherell            422 Evergreen Drive       December 18, 1987

                                    Glen Ellyn, IL 60137

Matthew Charles Wetherell           422 Evergreen Drive       January 6, 1990

                                    Glen Ellyn, IL 60137

                  Section 9.2 Termination of Trust. (a) The Trust may be terminated (I) by the affirmative vote of the holders of not less than seventy-five percent (75%) of each of the Common Shares and the Preferred Shares outstanding and entitled to vote, voting as separate classes, at any meeting of Shareholders, or (II) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than seventy-five percent (75%) of each of such Common Shares and Preferred Shares. Upon the termination of the Trust:

                       (i) The Trust shall carry on no business except for the purpose of winding up its affairs;

                       (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property shall require Shareholder approval in accordance with
     Section 9.4 hereof; and

                       (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly in cash and partly in kind, among the Shareholders according to their respective rights, including any preferential rights of Preferred Shares to receive such distribution.

                  (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

                  Section 9.3 Amendment Procedure. (a) Except as provided in paragraph (c) of this Section 9.3, this Declaration may be amended by a Majority Shareholder vote of each of the Common Shares and the Preferred Shares, voting as separate classes, or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of each of the Common Shareholders and the Preferred Shareholders, voting as separate classes. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, to make any changes deemed necessary to effectuate the designations and powers, preferences and rights, and the qualifications, limitations and restrictions adopted by the Trustees with respect to the Preferred Shares pursuant to Section 6.1 hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

                       (b) No amendment, except pursuant to Section 6.1, may be made under this Section 9.3 which would change any rights with respect to any Shares by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the class of Shares so effected outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, Officers, employees and agents of the Trust or to permit assessment upon Shareholders.

                       (c) No amendment may be made under this Section 9.3 which shall amend, alter, change or repeal any of the provisions of Sections 9.2, 9.3, 9.4, 9.6 and 9.7 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of seventy-five percent (75%) of each the Common Shareholders and the Preferred Shareholders, voting as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

                       (d) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                  Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or. amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

                  Section 9.4 Merger, Consolidation and Sale of Assets. Subject to Section 9.7, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds of the Common Shares and the Preferred Shares outstanding and entitled to vote, voting as separate classes or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of each such class of Common Shares and Preferred Shares, provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Common Shares and the Preferred Shares outstanding and entitled to vote, voting as separate classes shall be sufficient authorization and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the common law of the Commonwealth of Pennsylvania.

                  Section 9.5 Incorporation and Reorganization. Subject to
Section 9.7 with the approval of the holders of a majority of the Common Shares and Preferred Shares outstanding and entitled to vote, voting as separate classes the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization or any corporation, partnership, association, trust, or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

                  Section 9.6 Conversion to Open-End Company. Notwithstanding any other provisions of this Declaration or the By-Laws, an amendment to this Declaration that makes the Shares a "redeemable security" (as that term is defined in the 1940 Act) shall be required to be approved by at least (a) a majority of the Trustees, including a majority of the Trustees who are not Interested Persons; and (b) a Majority Shareholder vote of each the Common Shareholders and the Preferred Shareholders, voting as separate classes.

                  The Trust shall notify, within a reasonable period of time, the holders of all capital securities of the approval, in accordance with the preceding paragraph of this Section 9.6, of any amendment to this Declaration that makes the Shares a "redeemable security".

                  Section 9.7 Certain Transactions. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph
(c) of this Section shall require the affirmative vote or consent of the holders of seventy-five percent (75%) of the Common Shares and Preferred Shares outstanding and entitled to vote, voting as separate classes when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

                       (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate", or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on August 1, 1988, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

                       (c) This Section shall apply to the following transactions:

                          (i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

                          (ii) The issuance of any securities of the Trust to any Principal Shareholder for cash.

                          (iii) The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                          (iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                       (d) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this
Section if the Board of Trustees of the Trust shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

                       (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

                                   ARTICLE X

                                  SHAREHOLDERS

                  Section 10.1 Meetings of Shareholders. An annual meeting of the Shareholders for the election of Trustees and for the transaction of such other business as may properly be brought before the meeting shall be held if the holding of such a meeting is required by law or by the rules of any exchange on which Shares are listed for trading, on the second Thursday of May of each year, or at such other date, at such place within or without the Commonwealth of Pennsylvania at such time as the Trustees shall designate from time to time. A Special Meeting of Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate: with respect to matters not requiring voting by the Common Shareholders and Preferred Shareholders as separate classes, not less than 51% of the outstanding Common Shares and Preferred Shares voting as single class, such request specifying the purpose or purposes for which such meeting is to be called; with respect to matters requiring voting by the Common Shareholders and Preferred Shareholders as separate classes, not less than 51% of the outstanding Common Shares and not less than 51% of the outstanding Preferred Shares, unless some other percentage for the Preferred Shares is set forth in the designation pursuant to Section 6.1 hereof, voting as separate classes, such request specifying the purpose or purposes for which such meeting is to be called; or, in the case of a meeting for the purpose of voting on the question of removal of any Trustee or Trustees, upon written request of the class of Shareholders entitled to vote on the removal of such Trustee or Trustees holding in the aggregate not less than 10% of the outstanding Shares of such class; or, in the case of a meeting for the purpose of voting on the question of removal of the independent public accountants of the Trust, upon written request of Common Shareholders and Preferred Shareholders voting as a single class, holding in the aggregate not less than 10% of the outstanding

Common Shares and Preferred Shares. Any Special Meeting shall be held within or without the Commonwealth of Pennsylvania on such day and at such time as the Trustees shall designate.

                  Section 10.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Trustees. There shall be no cumulative voting in the election or removal of Trustees.

                  Section 10.3 Notice of Meet in and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at his registered address, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 60 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

                  Section 10.4 Quorum and Required Vote. The holders of a majority of outstanding Shares of each class or series or combined class entitled to vote thereat of the Trust present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of the Trust is being taken. Subject to any provision of applicable law, this Declaration or resolution of the Trustees specifying a greater or lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, the affirmative vote of a majority of the Shares of any class or series present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders of such class or series with respect to such matter.

                  Section 10.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fractions. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other Person appointed or having such control, and such vote may be given in person or by proxy.

                  Section 10.6 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent required by law a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

                  Section 10.7 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted under the common law of Pennsylvania.

                  Section 10.8 Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Shares of the class or classes required for approval of such action at a meeting of Shareholders pursuant to Section 10.4 consent to the action in writing and the written consents be filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Trust and in such other places as may be required or as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

                  Section 11.2 Governing Law. This Declaration is executed by the Trustees and delivered in The Commonwealth of Pennsylvania and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth and references shall be specifically made to the common law of the Commonwealth of Pennsylvania as to the construction of matter not specifically covered herein or as to which an ambiguing exists.

                  Section 11.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  Section 11.4 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

                  Section 11.5 Provisions in Conflict with Law or Regulations.
(a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, or any amendments or successor statute thereto, or with other applicable laws and regulations, the conflicting provision shall be deemed not to constitute an never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

                       (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall apply only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

                  Section 11.6 Use of the Names "Van Kampen Merritt". Van Kampen Merritt Inc. ("Van Kampen") has consented to the use by the Trust of the identifying words or names "Van Kampen Merritt" or "VKM" in the name of the Trust. Such consent is conditioned upon the employment of Van Kampen its successors or any affiliate thereof, as investment advisor or distributor of the Trust. As between the Trust and itself, Van Kampen controls the use of the name of the Trust insofar as such name contains "Van Kampen Merritt" or "VKM". The names or identifying words "Van Kampen Merritt" or "VKM" may be used from time to time in other connections and for other purposes by Van Kampen or affiliated entities. Van Kampen may require the Trust to cease using "Van Kampen Merritt" or "VKM" in the name of the Trust if the Trust ceases to employ, for any reason, Van Kampen, an affiliate, or any successor as investment advisor or distributor of the Trust.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Scott E. Martin
----------------------------------
Scott E. Martin


/s/ Edward C. Wood, III
----------------------------------
Edward C. Wood, III


/s/ John L. Sullivan                   being all of the members of the Board of
----------------------------------     Trustees of the Trust.
John L. Sullivan



State of                   )
                           ) ss
County of                  )




                  Then personally appeared before me Scott E. Martin, Edward C. Wood, III and John L. Sullivan who acknowledged the foregoing instrument to be their free act and deed and the free act and deed of the Trustees of Van Kampen Merritt Pennsylvania Value Municipal Income Trust.

                                                Before me,


                                                ----------------------------
                                                Notary Public

My Commission Expires:
                       -------------

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              DECLARATION OF TRUST
                                       OF

              Van Kampen Pennsylvania Value Municipal Income Trust

Van Kampen Pennsylvania Value Municipal Income Trust, a common law trust with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania (the "Trust"), DOES HEREBY CERTIFY:

FIRST: That the proper officers of the Trust have been authorized and directed that the Declaration of Trust be amended to increase the number of Trustees of the Trust to fifteen (15) by changing the section 2.1 of Article II thereof so that as amended, said paragraph shall be and read as follows:

                                   ARTICLE II
                                    TRUSTEES

         Section 2.1 Number of Trustees. The number of Trustees shall initially be three (3), and after a registration statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have been filed, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that, following the date such registration statement shall have become effective (the "effective date"), the number of Trustees shall in no event be less than three (3) nor more than fifteen (15), except as such number shall be increased in connection with the rights of the holders of the Preferred Shares to elect a majority of the Trustees, as provided for in Section 2.2 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of the decrease.

SECOND: Such amendment shall become effective as of the close of business on Friday, July 11, 2003.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed this 11th day of July, 2003.

                                         /s/ Wayne W. Whalen
                                         ---------------------------------------
                                         Name: Wayne W. Whalen
                                         As Trustee and not individually

           Second Certificate of Amendment to the Declaration of Trust
                                       of
                    VAN KAMPEN AMERICAN CAPITAL PENNSYLVANIA
                          VALUE MUNICIPAL INCOME TRUST

         Van Kampen American Capital Pennsylvania Value Municipal Income Trust, a common law trust with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania (the "Trust"), DOES HEREBY CERTIFY:

                  FIRST: That the Trustees considered a proposal to change the Trust's name to delete the words "American Capital." Subsequently, the Trustees unanimously adopted a resolution setting forth a proposed amendment to the Declaration of Trust, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the proper officers of each Trust be, and each of them hereby is authorized and directed, in the name and on behalf of such Trust, to take all actions to cause to be prepared and filed all other documents, to make all expenditures and to execute all instruments by them to be necessary or desirable in effectuating a name change for each Trust to delete the word "American Capital", including without limitation the preparation of an amendment to each Trust's Declaration of Trust, notification to the exchanges, the employment or retention of all such counsel, accountants and experts as may be deemed advisable by them, and the taking of such actions, the execution and filing or delivery of such documents, and the performance of such acts by them shall be conclusive evidence of their approval thereof and the approval thereof and authority therefor by and from such Trust.

                  SECOND: That the proper officers of the Trust have authorized and directed that the Declaration of Trust be amended by changing the first paragraph of Article I thereof so that as amended, said paragraph shall be and read as follows:

                  Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the Van Kampen Pennsylvania Value Municipal Income Trust.

                  THIRD: That such name change shall become effective as of the close of business on Friday, August 28, 1998.

                  IN WITNESS WHEREOF, Van Kampen American Capital Pennsylvania Value Municipal Income Trust has caused this Certificate of Amendment to be executed in its name this 6th day of August, 1998.


                                                 VAN KAMPEN AMERICAN
                                                 CAPITAL PENNSYLVANIA VALUE
                                                 MUNICIPAL INCOME TRUST



                                                 By: /s/ Wayne W. Whalen
                                                     ----------------------
                                                 Name:  Wayne W. Whalen
                                                 Title: Trustee

                            CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST

                  Van Kampen Merritt Pennsylvania Value Municipal Income Trust, a common law trust with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania (the "Trust"), DOES HEREBY CERTIFY:

                  FIRST: That the Directors considered a proposal to change the Trust's name to delete the word "Merritt" and substitute the words "American Capital." Subsequently, the Directors unanimously adopted a resolution setting forth a proposed amendment to the Declaration of Trust, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the proper officers of each Trust be, and each of them hereby is authorized and directed, in the name and on behalf of such Trust, to take all actions to cause to be prepared and filed all other documents, to make all expenditures and to execute all instruments by them to be necessary or desirable in effectuating a name change for each Trust to delete the word "Merritt" and substitute the words "American Capital", including without limitation the preparation of an amendment to each Trust's Declaration of Trust, notification to the exchanges, the employment or retention of all such counsel, accountants and experts as may be deemed advisable by them, and the taking of such actions, the execution and filing or delivery of such documents, and the performance of such acts by them shall be conclusive evidence of their approval thereof and the approval thereof and authority therefor by and from such Trust.

                  SECOND: That the proper officers of the Trust have authorized and directed that the Declaration of Trust be amended by changing the first paragraph of Article I thereof so that as amended, said paragraph shall be and read as follows:

                  Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the Van Kampen American Capital Pennsylvania Value Municipal Income Trust.

                  THIRD: That such name change shall become effective as of the close of business on Friday, December 29, 1995.


                  IN WITNESS WHEREOF, Van Kampen Merritt Pennsylvania Value Municipal Income Trust has caused this Certificate of Amendment to be executed in its name this 29 day of December, 1995.


                                                  VAN KAMPEN MERRITT
                                                  PENNSYLVANIA VALUE
                                                  MUNICIPAL INCOME TRUST



                                                  By:   /s/ Dennis J. McDonnell
                                                        -----------------------
                                                  Name:  Dennis J. McDonnell
                                                  Title: Trustee